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                                                                     Exhibit 1



                     CAPITAL CROSSING PREFERRED CORPORATION

             % NON-CUMULATIVE EXCHANGEABLE PREFERRED STOCK, SERIES D
                    (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                  EXCHANGEABLE INTO SHARES PREFERRED SHARES OF

                              CAPITAL CROSSING BANK


                         FORM OF UNDERWRITING AGREEMENT


                                                                        , 2004


LEHMAN BROTHERS INC.
RBC DAIN RAUSCHER INC.
FERRIS, BAKER WATTS, INCORPORATED
   As Representatives of the several
   Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

         Capital Crossing Preferred Corporation, a Massachusetts corporation (the "Company"), and Capital Crossing Bank, a Massachusetts-chartered trust company (the "Bank"), hereby confirm their agreement with you and each of the other Underwriters named in Schedule 1 hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Lehman Brothers Inc., RBC Dain Rauscher Inc. and Ferris, Baker Watts, Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the
Company's     % Non-cumulative Exchangeable Preferred Stock, Series D (the
"Series D Preferred Stock") set forth in said Schedule 1, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of additional shares of such preferred stock to cover over-allotments, if any. The 1,500,000 shares of Series D Preferred Stock (the "Firm Stock") to be purchased by the Underwriters and all or any part of the 225,000 shares of Series D Preferred Stock subject to the option described in Section 2 hereof (the "Option Stock") are hereinafter called, collectively, the "Stock." Each share of the Series D Preferred Stock is exchangeable, on the terms to be set forth in the Company's Restated Articles of Organization,
into one-hundredth of one share of the Bank's    % Non-cumulative Preferred
Shares, Series E (the "Bank Preferred Stock").

         Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.


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                                                                              2


         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (no. 333-114292) covering the registration of the Stock under the 1933 Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Stock is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The Bank has prepared a preliminary offering circular relating to the Bank Preferred Stock which has been annexed to, and incorporated by reference in, the preliminary prospectus and filed with the Federal Deposit Insurance Corporation (the "FDIC") as part of the Registration Statement. The Bank will promptly prepare an offering circular (which includes the information (the "Pricing Information") excluded from the preliminary offering circular) to be annexed to and incorporated by reference in the Prospectus. Each offering circular used before the time the Registration Statement is declared effective by the Commission and any offering circular that omits the Pricing Information that is used after such effectiveness and prior to the date hereof is herein called a "preliminary offering circular." The offering circular, as amended at the time the Registration Statement becomes effective (and including the Pricing Information), is hereinafter referred to as the "Offering Circular" except that if any amended or supplemented offering circular shall be provided to the Underwriters by the Bank for use in connection with the offering of the Bank Preferred Stock which differs from the Offering Circular at the time the Registration Statement became effective, the term "Offering Circular" shall refer to such newly amended or supplemented offering circular from and after the time it is first provided to the Underwriters for such use.

         The Registration Statement, any preliminary prospectus, the Prospectus, any preliminary offering circular and the Offering Circular are collectively referred to herein as the "Offering Documents."



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                                                                              3


         The Bank and the Company have entered into (i) an Advisory Agreement, dated as of March 31, 1998 (the "Advisory Agreement"), (ii) a Master Service Agreement, dated as of March 31, 1998 (the "Master Service Agreement"), (iii) a Master Mortgage Loan Purchase Agreement, dated as of March 31, 1998 (the "Master Loan Purchase Agreement", and (iv) a Dividend Restriction Agreement, dated as of
              , 2004 (the "Dividend Restriction Agreement") (collectively, the "Bank/Company Documents").

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE BANK. The Company and the Bank jointly and severally represent, warrant and agree that:

                  (a) based solely on oral advice provided to the Company by the Commission, each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act; the Company has received no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for that purpose have been instituted or are pending or, to the Company's and the Bank's knowledge, have been threatened by the Commission; and any request on the part of the Commission to the Company for additional information has been complied with;

                  (b) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement and the Prospectus (including the Offering Circular) do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made); PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein;

                  (c) Attachment A to the Offering Circular, at the time it was filed with the FDIC complied in all material respects with the requirements of the FDIC and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading;

                  (d) each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T;


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                                                                              4


                  (e) the financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements;

                  (f) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts, is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct of its businesses or ownership or leasing of its property requires such qualification or licensing and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a material adverse effect on the consolidated financial position, securityholders' equity, results of operations, or business of the Company, or of the Bank and its subsidiaries (as defined in Section 14), taken as a whole (a "Material Adverse Effect"), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as currently conducted and as described in the Prospectus; the Company has no subsidiaries;

                  (g) the Bank is a Massachusetts-chartered trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts, is authorized to transact the business of banking thereunder, is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its property requires such qualification or licensing and in which the failure to be so qualified or licensed would have a Material Adverse Effect, and has the corporate power and authority necessary to own or hold its properties and to conduct its businesses as currently conducted and as described in the Prospectus and Offering Circular; the Bank is a member of the Federal Home Loan Bank of Boston (the "FHLB"); each subsidiary of the Bank has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification or licensing and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a Material Adverse Effect, and has the corporate power and authority necessary to own or hold its properties and to conduct its businesses as described in the Offering Circular;

                  (h) the deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the knowledge of the Bank, threatened;

                  (i) (i) neither the Bank nor any of the Bank's other subsidiaries is in violation of its articles or bylaws, (ii) the Company is not in violation of its Restated Articles of Organization or its bylaws, and (iii) neither the Company, the Bank nor any of the Bank's other subsidiaries are in breach or default, nor has any event occurred which with notice, lapse of time, or both would constitute such a breach or default, in the performance or



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                                                                              5


         observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company, the Bank or any of the Bank's other subsidiaries is a party or by which any of them is bound, except in the case of this clause (iii) for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; nor is the Company, the Bank or any of the Bank's other subsidiaries in violation in any material respect of any law, ordinance, government rule, regulation or court decree to which it or its properties or assets may be subject;

                  (j) each of the Company and the Bank has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Bank/Company Documents to which it is a party;

                  (k) the execution and delivery of this Agreement and the Bank/Company Documents, the consummation of the transactions contemplated hereby and thereby (including the offering and sale of the Stock) and the consummation of the transactions contemplated by the Prospectus (including without limitation the issuance and sale of the Stock and the use of the proceeds from the sale of the Stock as described in the Prospectus under the caption "Use of Proceeds"), the performance by each of the Company and the Bank of their respective obligations hereunder and thereunder and the issuance and delivery of the Bank Preferred Stock upon the occurrence of an Automatic Exchange (as defined in the Prospectus), will not (or, in the case of the Advisory Agreement, the Master Service Agreement and the Master Mortgage Loan Purchase Agreement, did not) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach or violation of, or default under), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Bank or any of the Bank's other subsidiaries is a party or by which the Company, the Bank or any such other subsidiary is bound or to which any of their respective properties or assets are subject, except for such breaches, violations or defaults which would not, either individually or in the aggregate, have a Material Adverse Effect; nor will (or, in the case of the Advisory Agreement, the Master Service Agreement and the Master Mortgage Loan Purchase Agreement, did) such actions result in any violation of the provisions of the Company's Restated Articles of Organization or bylaws of the Company or the charter or bylaws or other constituent documents of the Bank or any of the Bank's other subsidiaries or of any federal, state or local law, statute, regulation or rule or any decree, judgment or order of any court or governmental agency or body having jurisdiction over the Company, the Bank, any of the Bank's other subsidiaries or any of their respective properties or assets;

                  (l) this Agreement has been duly authorized, executed and delivered by each of the Company and the Bank;

                  (m) each of the Bank/Company Documents to which the Company and the Bank is party has been duly authorized, executed and delivered by such entity and constitutes the valid and binding agreement of such entity, enforceable against it in accordance with its terms (subject to (i) in the case of the Company, applicable bankruptcy, insolvency,


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                                                                              6



         reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and, in the case of the Bank, insolvency, receivership, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the rights of creditors of depository institutions the accounts of which are insured by the FDIC, and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing);

                  (n) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

                  (o) there are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required;

                  (p) all transactions between the Bank and its subsidiaries, on the one hand, and the officers, directors and any affiliates of such persons or companies, on the other hand, required to be disclosed in the Prospectus and the Offering Circular have been accurately disclosed in all material respects;

                  (q) the Company and the Bank have an authorized and outstanding capitalization as of December 31, 2003 as set forth in the Prospectus under the caption "Capitalization" and as set forth in the Consolidated Balance Sheets included in Attachment A to the Offering Circular, respectively; all of the issued and outstanding shares of capital stock of the Company and the Bank have been duly and validly authorized and issued and are fully paid and non-assessable and none of the capital stock of the Company or the Bank was issued in violation of any preemptive rights or similar rights arising by operation of law, under the Restated Articles of Organization or bylaws of the Company or the Bank or under any agreement to which the Company or the Bank is a party; all of the issued and outstanding shares of capital stock of each other subsidiary of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Bank, free and clear of all liens, encumbrances, equities or claims;

                  (r) all of the shares of Series D Preferred Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; no preemptive rights or other similar rights exist with respect to the issuance of the Series D Preferred Stock; upon filing of a Certificate of Vote of Directors Establishing a Class or Series of Stock relating to the Bank Preferred Stock (the "Certificate of Vote") with the Secretary of the Commonwealth of Massachusetts, all of the shares of Bank Preferred Stock issuable upon the occurrence of an Automatic Exchange will be duly and validly authorized and


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                                                                              7


         reserved for issuance upon such occurrence and, when issued and delivered in accordance with the terms of the Amended and Restated Articles of Organization of the Bank, to be amended by the Certificate of Vote relating to the Bank Preferred Stock in respect of the Bank Preferred Stock, will be duly and validly issued, fully paid and nonassessable; and the Series D Preferred Stock conform and the Bank Preferred Stock issuable upon the occurrence of an Automatic Exchange will conform upon any such issuance, to the descriptions thereof contained in the Offering Documents in all material respects; no preemptive rights or other similar rights exist with respect to the issuance of the Bank Preferred Stock;

                  (s) no approval, authorization, consent or order of or filing or registration with any court or any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance, offering and sale of the Series D Preferred Stock as contemplated hereby, other than any necessary qualification under the securities or blue sky laws of the various domestic or foreign jurisdictions in which the Series D Preferred Stock are being offered by the Underwriters, and except as have already been obtained or will be obtained prior to the First Delivery Date from the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), the FHLB or the FDIC;

                  (t) the shares of Bank Preferred Stock issuable upon the occurrence of an Automatic Exchange are exempt securities under Section 3(a)(2) of the 1933 Act and no registration of the Bank Preferred Stock under the 1933 Act and no other approval, authorization, consent or order of or filing or registration with any court or any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and delivery of the Bank Preferred Stock as contemplated by the Amended and Restated Articles of Organization of the Bank for the Bank Preferred Stock, other than any necessary qualification under the securities or blue sky laws of the various domestic or foreign jurisdictions in which the Bank Preferred Stock may be issued, and except for (i) the approval of the Commissioner which will be obtained prior to the First Delivery Date and (ii) the filing of the Certificate of Vote with the Secretary of the Commonwealth of Massachusetts which will be filed immediately following the First Delivery Date;

                  (u) KPMG LLP, the accountants who certified certain financial statements of the Company and the Bank for the years ended December 31, 2003, 2002 and 2001 included in the Registration Statement and the Offering Circular are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations;

                  (v) the Company and the Bank have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Documents or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Bank, as the case may be; and all real property and buildings held under lease by the Company and the Bank are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made


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                                                                              8


         and proposed to be made of such property and buildings by the Company, the Bank or the Bank's other subsidiaries;

                  (w) except as described in the Offering Documents, there are no legal or governmental proceedings pending or, to the knowledge of the Company or the Bank, threatened, to which the Company, the Bank or any of the Bank's other subsidiaries are party or of which any of their respective properties are the subject, which if determined adversely might have a Material Adverse Effect or affect the subject matter of this Agreement or the Bank/Company Documents, or the Series D Preferred Stock or Bank Preferred Stock;

                  (x) the Company and the Bank have filed (or have been part of a consolidated reporting group which has filed) all federal, and all material state and local income and franchise tax returns required to be filed through the date hereof (taking into account any permitted extensions) and have paid all taxes due, and no tax deficiency has been determined adversely to the Bank or any of its subsidiaries which has had (nor does the Company or the Bank have any knowledge of any tax deficiency which, if determined adversely to the Company or to the Bank or any of its other subsidiaries, is reasonably likely to have) a Material Adverse Effect;

                  (y) since the date as of which information is given in the Offering Documents through the date hereof, and except as may otherwise be disclosed in the Offering Documents, neither the Company nor the Bank has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, except, in the case of the Bank, for liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, or (iv) declared or paid any dividend on its capital stock, except for dividends declared in the ordinary course of business and consistent with past practice;

                  (z) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Bank or its other subsidiaries (or, to the knowledge of the Company or the Bank, any of their respective predecessors in interest) at, upon or from any of the properties now or previously owned or leased by them in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, the Bank or any of the Bank's other subsidiaries or with respect to which the Company, the Bank or any of the Bank's other subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

                  (aa) neither the Bank nor any of its subsidiaries (including the Company) has sustained, since the date of the latest audited financial statements included in the Offering Documents, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Documents; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or the Bank or any of the Bank's other subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or of the Bank and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Documents;

                  (bb) neither the Bank nor any of its subsidiaries (including the Company) is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with any federal or state authority or agency charged with the supervision or insurance of the Bank and its subsidiaries;

                  (cc) the Company is not, and upon the sale of the Series D Preferred Stock and the use of the proceeds therefrom as contemplated herein and in the Offering Documents will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the transactions contemplated by the Offering Documents and the conduct of the Company's business as set forth in the Offering Documents will not cause the Company to become an "investment company" subject to registration under the Investment Company Act;

                  (dd) the Bank is not an "investment company" as such term is defined in the Investment Company Act;

                  (ee) (1) at all times commencing with the Company's tax year ending on December 31, 1998 through the tax year ending on December 31, 2003 and for the period beginning January 1, 2004 and ending on the date hereof, the Company was organized and operated in conformity with the requirements for qualification as a REIT pursuant to sections 856 through 860 of the Code, and (2) its organization and proposed method of operation with enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;

                  (ff) the Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock;

                  (gg) an application to list the Stock on The Nasdaq National Market has been filed and notification has been received that such listing has been approved, subject to notice of issuance and sale of the Stock.

         2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 1,500,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

         In addition, the Company grants to the Underwriters an option to purchase up to 225,000 shares of Option Stock. Such option is exercisable as provided in Section 3 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

         The price of both the Firm Stock and any Option Stock shall be $ per share.

         The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         3. DELIVERY OF AND PAYMENT FOR STOCK. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, payment of the purchase price for the Firm Stock shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates representing the Firm Stock to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Firm Stock shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two days prior to the First Delivery Date. The Company will permit the Representatives to examine and package such certificate for delivery at least one full business day prior to the First Delivery Date.

         The option granted in Section 2 hereof will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

         Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 3 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, payment of the purchase price for the Option Stock shall be made by wire transfer in same day funds to or as directed by the Company upon delivery of certificates representing the Option Stock to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Option Stock shall be registered in such name or names and shall be in such denominations as the Representatives may request at least two days prior to the Second Delivery Date. The Company will permit the Representatives to examine and package such certificate for delivery at least one full business day prior to the Second Delivery Date.

         4. FURTHER AGREEMENTS OF THE COMPANY AND THE BANK. The Company and the Bank jointly and severally agree:

                  (a) to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives (which approval will not be unreasonably withheld or delayed) and to file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) to deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each preliminary prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the effective date of the Registration Statement in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus (including the Offering Circular) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including the Offering Circular) in order to comply with the 1933 Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

                  (d) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the 1933 Act or requested by the Commission;

                  (e) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the 1933 Act Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which consent will not be unreasonably withheld or delayed;

                  (f) as soon as practicable after the effective date of the Registration Statement, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158);

                  (g) promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in any such jurisdiction where it is not then so subject;

                  (h) to use its commercially reasonable best efforts to cause the Stock to be listed on The Nasdaq National Market;

                  (i) to apply the net proceeds received from the sale of the Stock in the manner specified in the Prospectus under "Use of Proceeds";

                  (j) to take such steps as shall be necessary to ensure that neither the Bank nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (k) to, for so long as the Stock is outstanding, in a timely manner, take the procedural steps to continue to meet the requirements for qualification and taxation as a REIT under the Code including filing Form 1120-REIT as its federal income tax return annually; and

                  (l) to cooperate with the Underwriters and use their best efforts to permit the Stock to be eligible for clearance and settlement through the facilities of DTC.

         5. EXPENSES. The Company and the Bank, jointly and severally, agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;
(d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(h) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Bank and the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, reasonable expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Bank and the Company, travel and lodging expenses of the representatives and officers of the Bank and the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Bank and the Company under this

Agreement; PROVIDED that, except as provided in this Section 5 and in Section 10 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Bank contained herein, to the performance by the Company and the Bank of their respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Underwriters shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, Prospectus or Offering Circular or any amendment or supplement thereto contains any untrue statement of a fact which, in the reasonable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus or Offering Circular or any amendment or supplement thereto) not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Bank/Company Documents, the Series D Preferred Stock, the Bank Preferred Stock, the Offering Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Goodwin Procter LLP shall have furnished to the Representatives its written opinion or opinions (based on the assumptions and subject to the exclusions contained therein), as tax counsel to the Company and the Bank, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the discussion set forth under the caption
                  "Federal Income Tax Consequences" in the Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects; and

                           (ii) (1) at all times commencing with the
                  Company's tax year ending on December 31, 1998 through the tax year ending on December 31, 2003 and for the period beginning January 1, 2004 and ending on the date hereof, the Company was organized and operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code, and (2) its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

                  (e) Goodwin Procter LLP shall have furnished to the Representatives its written opinion or opinions (based on the assumptions and subject to the exclusions contained therein), as counsel to the Company and the Bank, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, in the form attached as Appendix A.

                  (f) The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated as of such Delivery Date, with respect to the issuance and sale of the Stock, the Prospectus, the Offering Circular and other related matters as the Underwriters may reasonably require, and the Company and the Bank shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) With respect to the letter of KPMG LLP delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the 1933 Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (h) (A) Each of the Company and the Bank shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that, to the best of their knowledge,

                           (i) the representations, warranties and agreements of
                  the Company or the Bank, as the case may be, in Section 1 are true and correct, in all material respects, as of such Delivery Date and the Company or the Bank, as the case may be, has complied with all its agreements contained herein; and the conditions of Section 6(a) have been fulfilled;

                           (ii) (A) since December 31, 2003, neither the Company
                  nor the Bank and its other subsidiaries have sustained any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Documents, and (B) since such date there has not been any change in the capital stock or long-term debt of the Bank or the Company or any change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or of the Bank and its subsidiaries, otherwise than as set forth or contemplated in the Offering Documents; and

                           (iii) they have carefully examined the Offering
                  Documents and, in their opinion (i) as of their respective dates, the Offering Documents did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) since the date of the Prospectus and the Offering Circular, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus or the Offering Circular in order that such documents not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (i) Since December 31, 2003, neither the Company nor the Bank and its other subsidiaries shall have sustained any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Documents and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Bank or the Company or any of its other subsidiaries or any change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or the Bank or its other subsidiaries, otherwise than as set forth or contemplated in the Offering Documents, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Series D Preferred Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Offering Documents.

                  (j) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Company's or the Bank's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and (ii) no such organization or Rating Agency, as the case may be, shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's or the Bank's securities.

                  (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Bank or the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial national or international calamity or crisis or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Series D Preferred Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) At such Delivery Date, the Stock shall have been approved for quotation, subject to notice of issuance, on The Nasdaq National Market.

                  (m) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (n) At such Delivery Date, the Certificate of Vote shall have been filed with the Secretary of the Commonwealth of Massachusetts.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         7. INDEMNIFICATION AND CONTRIBUTION.

                  (a) Each of the Company and the Bank hereby jointly and severally agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls an Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Series D Preferred Stock), to which such Underwriter, officer, employee or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any

         Offering Document, or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company or the Bank (or based upon any written information furnished by the Company or the Bank) specifically for the purpose of qualifying any or all of the Series D Preferred Stock or the Bank Preferred Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Registration Statement, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, or
         (iii) the omission or alleged omission to state in any preliminary prospectus or preliminary offering circular, or the Prospectus or the Offering Circular, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse such Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Document, or in any such amendment or supplement thereto, in reliance upon and in conformity with the written information concerning such Underwriter furnished to the Company and the Bank through the Representatives by or on behalf of such Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e) hereof; and PROVIDED, FURTHER, that neither the Company nor the Bank shall be liable to any Underwriter under the indemnity agreement in this Section 7(a) to the extent, but only to the extent, the (w) such loss, claim, damage, or liability of such Underwriter results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus included in the Registration Statement dated the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission (the "Final Prospectus") and (x) such Underwriter sold shares of Stock to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Final Prospectus and (y) the Company had previously furnished sufficient quantities of the Final Prospectus to the Underwriter within a reasonable amount of time prior to such sale or such confirmation, and (z) such Underwriter failed to deliver the Final Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. The foregoing indemnity agreement is in addition to any liability which the Company or the Bank may otherwise have to each Underwriter or to any officer, employee or controlling person of each Underwriter.

                  (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Bank, their respective officers and employees, each of their respective directors and each person, if any, who controls the Company or the Bank within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Bank or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Registration Statment, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any preliminary prospectus or preliminary offering circular, or the Prospectus or the Offering Circular, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company and the Bank through the Representative by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Bank and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, the Bank or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Company, the Bank or any such director, officer or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel (in addition to any local counsel) to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and the Bank under this
         Section 7 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel due to the availability of one or more legal defenses available to them which are different from or in addition to those available to the indemnifying party, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company and the Bank. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other from the offering of the Series D Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series D Preferred Stock purchased under this Agreement (before deducting expenses) received by the Company and the Bank, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Series D Preferred Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Series D Preferred Stock under this Agreement, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Series D Preferred Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Each Underwriter confirms and the Company and the Bank
         acknowledge that paragraphs [          ] under the caption
         "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company and the Bank by or on behalf of the Underwriters specifically for inclusion in the Offering Documents.

         8. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 8, purchases which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Bank or the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         9. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Bank prior to delivery of and payment for the Series D Preferred Stock if, prior to that time, any of the events described in Sections 6(i), 6(j) or 6(k) shall have occurred or if the Underwriters shall decline to purchase the Series D Preferred Stock for any reason permitted under this Agreement.

         10. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) the Company shall fail to tender the Series D Preferred Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Bank to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Bank is not fulfilled, or (b) the Underwriters shall decline to purchase the Series D Preferred Stock for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9 hereof), the Company and the Bank shall, jointly and severally, reimburse the Underwriters for the reasonable fees and expenses of its counsel and for such other reasonable out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Series D Preferred Stock, and upon demand the Company and the Bank shall, jointly and severally, pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company and the Bank shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets (Fax: 212-526-0943) (with a copy in case of any notice pursuant to Section 7(c) to the Director of Litigation, Office of the General Counsel, Fax: 646-758-3942); and

                  (b) if to the Company or the Bank, shall be delivered or sent by mail, telex or facsimile transmission to 101 Summer Street, Boston, Massachusetts 02110,

         Attn: Robert B. Ajemian (Fax: 617-880-1010) and with a copy to William
         P. Mayer, Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 (Fax: 617-523-1231).

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Bank contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control such Underwriter within the meaning of Section 15 of the 1933 Act and (B) the indemnity agreement of each Underwriter contained in
Section 7(b) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and the Bank and any person controlling any of such entities within the meaning of Section 15 of the 1933 Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Bank and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Series D Preferred Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         14. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which The New York Stock Exchange is open for trading and (b) "subsidiary" shall mean Dolphin Capital Corporation.

         15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement among the Company, the Bank and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                         Very truly yours,

                                         CAPITAL CROSSING
                                           PREFERRED CORPORATION


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         CAPITAL CROSSING BANK


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

Accepted:

LEHMAN BROTHERS INC.
RBC DAIN RAUSCHER INC.
FERRIS, BAKER WATTS, INCORPORATED
  For themselves and as Representatives
  of the several Underwriters named
  in Schedule 1 hereto

By:  LEHMAN BROTHERS INC.


By:
   -------------------------------
   Authorized Representative

                                                                    SCHEDULE 1


Underwriters                                           Number of Shares of Firm Stock to be Purchased
------------                                           ----------------------------------------------
Lehman Brothers Inc................................

RBC Dain Rauscher Inc..............................

Ferris, Baker Watts, Incorporated..................

    Total..........................................                      1,500,000
                                                                         ---------